As filed with the Securities and Exchange Commission on March 28, 2024
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Planet Labs PBC
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	85-4299396 (I.R.S. Employer Identification No.)

645 Harrison Street, Floor 4 San Francisco, California 94107 (415) 829-3313	94107
(Address of Principal Executive Offices)	(Zip Code)

Planet Labs PBC 2021 Incentive Award Plan
Planet Labs PBC 2021 Employee Stock Purchase Plan
(Full title of the plan)

Amy Keating
Chief Legal Officer
Planet Labs PBC
645 Harrison Street, Floor 4
San Francisco, California 94107
(Name and address of agent for service)

(415) 829-3313
(Telephone number, including area code, of agent for service)

Copies to:
Katharine A. Martin
Wilson Sonsini Goodrich & Rosati, P.C.
650 Page Mill Road
Palo Alto, California 94304
(650) 493-9300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

INTRODUCTION

This Registration Statement on Form S-8 is being filed by Planet Labs PBC (the “Registrant”) to register an additional 14,463,774 shares of the Registrant’s Class A common stock, par value $0.0001 per share, issuable under Planet Labs PBC 2021 Incentive Award Plan (the “2021 Plan”) and an additional 2,892,754 shares of the Registrant’s Class A common stock, par value $0.0001 per share, issuable under Planet Labs PBC 2021 Employee Stock Purchase Plan (the “2021 ESPP”), pursuant to the provisions of each of the 2021 Plan and the 2021 ESPP that provide for an automatic annual increase in the number of shares reserved for issuance under these respective plans.

Pursuant to General Instruction E of Form S-8, the contents of the Registration Statements on Form S-8 previously filed with the Securities and Exchange Commission (the “Commission”) on February 15, 2022 (Registration No. 333-262734) and March 30, 2023 (Registration No. 333-270998) which relate to the 2021 Plan and the 2021 ESPP, are incorporated herein by reference and made a part hereof, in each case to the extent not modified or superseded hereby or by any subsequently filed document incorporated by reference herein or therein.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 8. Exhibits.
The Registrant has filed the exhibits listed on the accompanying Exhibit Index of this Registration Statement.

EXHIBIT INDEX

Exhibit	Description

4.1	Certificate of Incorporation of Planet Labs PBC (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on December 13, 2021)

4.2*	Amended and Restated Bylaws of Planet Labs PBC

4.3 #	Planet Labs PBC 2021 Incentive Award Plan (incorporated by reference to Exhibit 10.15 to the Registrant’s Annual Report on Form 10-K, filed with the SEC on April 14, 2022)

4.4 #	Planet Labs PBC 2021 Employee Stock Purchase Plan (incorporated by reference to Exhibit 4.3 of the Registrant’s Form S-8, filed with the SEC on February 15, 2022)

5.1*	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.

23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2*	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page to this registration statement)

107.1*	Filing Fee Table
* Filed herewith
# Indicates management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 28th day of March, 2024.

PLANET LABS PBC

By:	/s/ William Marshall
Name:	William Marshall
Title:	Chief Executive Officer
Each person whose signature appears below constitutes and appoints William Marshall and Ashley Johnson as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this Registration Statement on Form S-8 (and any additional registration statement that is to be effective upon filing under the Securities Act of 1933 (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/William Marshall William Marshall	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	March 28, 2024

/s/ Ashley Johnson Ashley Johnson	Chief Financial and Operating Officer (Principal Financial Officer and Principal Accounting Officer)	March 28, 2024

/s/ Robert Schingler, Jr. Robert Schingler, Jr.	Director	March 28, 2024

/s/ Carl Bass Carl Bass	Director	March 28, 2024

/s/Ita Brennan Ita Brennan	Director	March 28, 2024

/s/ Niccolo de Masi Niccolo de Masi	Director	March 28, 2024

/s/ Vijaya Gadde Vijaya Gadde	Director	March 28, 2024

/s/ J. Heidi Roizen J. Heidi Roizen	Director	March 28, 2024

/s/ Kristen Robinson Kristen Robinson	Director	March 28, 2024